AXA EQUITABLE LIFE INSURANCE COMPANY

ENDORSEMENT APPLICABLE TO ROTH IRA CONTRACTS

This Endorsement is part of your Contract and its provisions apply in lieu of any Contract provisions to the contrary. In this Endorsement, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner.

When issued with this Endorsement, and as specified in the Data Pages, this Contract is issued as a Roth individual retirement annuity contract which meets the requirements of Sections 408A(b) and 408(b) of the Code ("Roth IRA Contract"). The tax qualified plan provisions are being added to the Contract to comply with the requirements of the tax code. Compliance with the tax qualified plan provisions prevents loss of the advantages of tax deferral and prevents penalties.

This Contract is not offered as an inherited Roth IRA.

This Roth IRA Contract is established for the exclusive benefit of you and your beneficiaries.

Your entire interest in this Contract is not forfeitable.

The provisions of this Roth IRA Endorsement supersede any inconsistent provisions of the Contract or any other Rider or Endorsement.

The Effective Date of this Endorsement is your Contract Date.

[APPLICABLE TO A TRUSTEE OR CUSTODIAL ROTH IRA OWNER]

[If the Owner of this Roth IRA Contract is a trustee or custodian under Sections 408(a) and 408A(b) of the Code and pertinent Regulations, this Roth IRA Contract is an annuity contract that may be used to fund a Roth individual retirement account that meets the requirements of Sections 408(a) and 408A(b) of the Code. In such a case "you" and "your" refer to the Annuitant where required by context, and the provisions of the custodial Roth individual retirement account prevail during any period this Contract is owned by such a trustee or custodian.]

PART I - DEFINITIONS

SECTION 1.01 ANNUITANT

The following is added at the end of the existing Section:

You must be both the Annuitant and the Owner [, unless the Owner is a trustee or custodian of a Roth individual retirement account under Sections 408(a) and 408A(b) of the Code].

[APPLICABLE TO A TRUSTEE OR CUSTODIAL ROTH IRA OWNER]

[If the Owner of this Roth IRA Contract is a trustee or custodian of a Roth individual retirement account under Sections 408(a) and 408A(b) of the Code, the Annuitant must be the individual for whose benefit the Roth individual retirement account is maintained. Benefits under this Roth IRA Contract are determined by the age of the Annuitant.]


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SECTION 1.16 NON-NATURAL OWNER

The following is added at the end of the existing Section:

Non-natural Owners other than a trustee or custodial Roth IRA Owner are not permitted.

SECTION 1.17 OWNER

The existing Section is replaced by the following:

"Owner" means the individual shown as such on the cover page and in the Data Pages, who must also be the Annuitant. Joint Owners are not permitted. The Owner of this Contract cannot be changed [, unless the Owner is a trustee or custodian of a Roth individual retirement account under Sections 408(a) and 408A(b) of the Code].

[APPLICABLE TO A TRUSTEE OR CUSTODIAL ROTH IRA OWNER]

[Where the contract is purchased to fund a Roth individual retirement account under Sections 408(a) and 408A(b) of the Code, the Owner must be a trustee or custodian meeting the requirements of those Sections and pertinent Regulations. The Annuitant must be the individual for whose benefit the Roth individual retirement account is maintained. If the Owner of this Roth IRA Contract is a trustee or custodian of a Roth individual retirement account under Sections 408(a) and 408A(b) of the Code, the Owner may be changed to a different trustee or custodian of a Roth individual retirement account under Sections 408(a) and 408A(b) of the Code benefiting the Annuitant. In the alternative, the ownership may be changed to the Annuitant. When the Annuitant is the Owner, any provisions of this Endorsement relating to trustee or custodial ownership have no effect.]

The following new Section is added:

SECTION   1.21A   REQUIRED  MINIMUM  DISTRIBUTION  PAYMENTS.
"Required Minimum Distribution Payments " means the payments from or with respect to this Roth IRA Contract that are required by Sections 408(b) and 401(a)(9) of the Code and which are described in the Section, "Required Minimum Distribution Rules--Payments After Your Death."

PART III - CONTRIBUTIONS AND ALLOCATIONS

SECTION 3.02 LIMITS ON CONTRIBUTIONS

The title of this Section is changed to:

"SECTION 3.02 MINIMUM AMOUNTS, LIMITS AND REQUIREMENTS FOR CONTRIBUTIONS"

and the following is added at the end of the existing Section:

No Contributions will be accepted unless they are in United States currency. We reserve the right not to accept funds by electronic means unless they meet our specifications.




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We indicate in the Data Pages and in this Section any limits on the type, source or amount of Contributions we will accept.

Except as otherwise indicated in this Section or the Data Pages, we will accept the following types of Contributions, discussed below, to this Roth IRA
Contract: (i) "regular" Roth IRA contributions; (ii) rollover Contributions from another Roth IRA; (iii) "conversion" rollover contributions from a "traditional" IRA (also referred to as a "non-Roth IRA"), or another source of conversion rollover contributions as described below; or (iv) direct custodian-to-custodian transfers from another Roth individual retirement account or another Roth individual annuity contract which meets the requirements of Sections 408 and 408A of the Code.

The initial Contribution to this Roth IRA Contract must be a rollover contribution described in paragraph (d) below or a direct transfer contribution described in paragraph (e) below.

We do not offer this Roth IRA Contract as an inherited Roth IRA contract so we do not accept direct transfer contributions from the Roth IRA of a deceased Roth IRA owner, nor do we accept direct rollover contributions from beneficiaries of deceased plan participants in eligible retirement plans.

(a) Regular Roth IRA Contributions; Maximum Permissible Amount

Except in the case of a direct custodian-to-custodian transfer from another Roth IRA, a "qualified rollover contribution" or a "recharacterization" as defined below in this Section, the total of "regular" Roth IRA contributions to all your Roth IRAs for a taxable year does not exceed the "applicable amount" as defined below in this Section, or your "compensation" as defined below in this Section, if less, for that taxable year. The contribution described in the previous sentence that may not exceed the lesser of the "applicable amount" or your "compensation" is referred to as a "regular" Roth IRA contribution. Contributions may be limited under paragraphs (c) through (i) of this Section below. Additional amounts may be contributed under "Temporary or specially directed rules" below in paragraph (b-1).

(b) Regular Roth IRA Contributions; Applicable Amount

If you are under age 50, the applicable amount is $5,000 for any taxable year. If you are age 50 or older, the applicable amount is $6,000 for any taxable year.

These limits will be adjusted by the Secretary of the Treasury for cost-of-living increases under Section 219(b)(5)(D) of the Code. Such adjustments will be in multiples of $500.

(b-1) Temporary or specially directed rules. You may make additional regular Roth IRA contributions specifically authorized by statute if you are eligible to do so under temporary or specially directed rules, such as repayments of qualified reservist distributions, repayments of certain plan distributions made on account of a federally declared disaster and certain amounts received in connection with the Exxon Valdez litigation. We may request that you document your eligibility to make any such additional regular Roth IRA contributions.




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(c) Regular Roth IRA Contribution Limits Based On Modified Adjusted Gross Income

If paragraph (c)(i) and/or (c)(ii) of this Section apply, the maximum regular contribution that can be made to all your Roth IRAs for a taxable year is the smaller amount determined under paragraph (c)(i) or (c)(ii) of this Section.

      (i) The maximum regular Roth IRA contribution is phased out ratably between certain levels of modified adjusted gross income ("modified AGI," described in paragraph (h) of this Section below) in accordance with the following table:


---------------------------------------------------------------------------------------
FILING STATUS        FULL CONTRIBUTION       PHASE-OUT RANGE           NO CONTRIBUTION
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                  MODIFIED AGI
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

Single or Head of    $95,000 or less         Between $95,000 and       $110,000 or more
Household                                    $110,000
---------------------------------------------------------------------------------------
Joint Return or      $150,000 or less        Between $150,00 and       $160,000 or more
Qualifying Widow(er)                         $160,000
---------------------------------------------------------------------------------------
Married - Separate   $0                      Between $0 and            $10,000 or  more
Return                                       $10,000
---------------------------------------------------------------------------------------


If your modified AGI for a taxable year is in the phase-out range, the maximum regular contribution determined under this table for that taxable year is rounded up to the next multiple of $10 and is not reduced below $200. The dollar amounts above will be adjusted by the Secretary of the Treasury for cost-of-living increases under Section 408A(c)(3) of the Code. Such adjustments will be in multiples of $1,000.

      (ii) If you make regular contributions to both Roth and traditional IRAs for a taxable year, the maximum regular contribution that can be made to all your Roth IRAs for that taxable year is reduced by the regular contributions made to your traditional IRAs for the taxable year.

(d) "qualified Rollover" Or "conversion Rollover" Contributions

A "qualified rollover contribution" is a rollover contribution of a distribution from an eligible retirement plan described in Section 402(c)(8)(B) of the Code. If the distribution is from an IRA, the rollover must meet the requirements of
Section 408(d)(3) of the Code, except the one-rollover-per-year rule of Section 408(d)(3)(B) of the Code does not apply if the rollover contribution is from a traditional IRA. If the distribution is from an eligible retirement plan other than an IRA, the rollover must meet the requirements one of the following applicable Sections of the Code: 402(c), 402(e)(6), 403(a)(4), 403(b)(8),
403(b)(10), 408(d)(3) and 457(e)(16). A qualified rollover contribution also includes (i) and (ii) below.

      (i) All or part of a military death gratuity or servicemembers' group life insurance ("SGLI") payment may be contributed if the contribution is made within one (1) year of receiving the gratuity or payment. Such contributions are disregarded for purposes of the one-rollover-per-year rule under Section 408(d)(3)(B) of the Code.

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      (ii) All or part of an airline payment (as defined in Section 125 of the
      Worker, Retiree, and Employer Recovery Act of 2008 ("WRERA"), Pub. L. 110-458) received by certain airline employees may be contributed if the contribution is made within 180 days of receiving the payment.

(e) Direct Transfer Contributions

A "direct transfer" contribution is the transfer of amounts to this Contract directly from a Roth individual retirement account or another Roth individual retirement annuity contract which meets the requirements of Sections 408 and 408A(b) of the Code.

(f) SIMPLE IRA Limits

No Contributions will be accepted under a SIMPLE IRA plan established by any employer pursuant to Code Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date you first participated in that employer's SIMPLE IRA plan.

(g)  Recharacterization

A regular contribution to a traditional IRA may be recharacterized pursuant to the rules in Treasury Regulation Section 1.408A-5, or any successor Regulation, as a regular contribution to this Roth IRA, subject to the limits in paragraph
(c) of this Section above.

(h)  Modified AGI

For purposes of paragraph (c) of this Section above, an individual's modified AGI for a taxable year is defined in Section 408A(c)(3)(B)(i) of the Code and does not include any amount included in adjusted gross income as a result of a "conversion rollover" (a rollover from an eligible retirement plan other than a Roth IRA).

(i) Definition of Compensation for Purposes of Regular Roth IRA Contributions

For purposes of paragraph (a) of this Section above, "compensation" is defined as wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and includes earned income, as defined in Section 401(c)(2) of the Code (reduced by the deduction the self-employed individual takes for contributions made to a self-employed retirement plan). For purposes of this definition, Section 401(c)(2) of the Code shall be applied as if the term trade or business for purposes of Section 1402 of the Code included service described in Section 1402
(c)(6) of the Code. Compensation does not include amounts derived from or received as earnings or profits from property (including but not limited to interest and dividends) or amounts not includible in gross income (determined without regard to Section 112 of the Code). Compensation also does not include any amount received as a pension or annuity or as deferred compensation. The term "compensation" shall include any amount includible in the individual's gross income under Section 71 of the Code with respect to a divorce or separation instrument described in Section 71(b)(2)(A) of the Code. If you are married and file a joint Federal income

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


tax return with your spouse, and if your spouse has greater compensation than you do, you may treat your spouse's compensation as your own compensation, but only to the extent that your spouse's compensation is not being used for purposes of the spouse making an IRA contribution. The term "compensation" also includes any differential wage payments as defined in Section 3401(h)(2) of the Code.

PART VI - PAYMENT UPON DEATH

SECTION 6.01 BENEFICIARY

The Following Sentence is added at the end of the second paragraph of the existing Section:

Unless you specifically elect in writing otherwise, we will treat each Beneficiary's share of the Death Benefit payable as a separate account for the benefit of each Beneficiary as described in Treasury Regulation Section 1.401(a)(9)-8 Q&A A-2(a)(2) or any successor Regulation.

SECTION 6.02 PAYMENT UPON DEATH

The following is added at the end of the existing Section:

Payment upon death is subject to the "Required Minimum Distribution" rules of Sections 408(b) and 401(a)(9) of the Code. See the Section, "Required Minimum Distribution Rules--Payments After Your Death."

Under either of the following two alternative circumstances a Death Benefit described in this Section will not be paid at your death before the Maturity Date and the coverage under this Contract will continue as described in paragraph (1) or (2) below, whichever is applicable. Your death may terminate an optional benefit described in a Rider to your Contract as described below. See Attachment A to this Endorsement.

      (1) If you are married at your death, the person named as sole Beneficiary under the "Beneficiary" Section of this Contract is your surviving spouse, and your surviving spouse elects the "Spousal Continuation" option under your Contract, then no Death Benefit is payable until after your surviving spouse's death.

      (2) If the "Beneficiary Continuation Option" described in Section 6.04 is in effect, the entire interest in this Contract will be paid out after your death under the Beneficiary Continuation Option.

[APPLICABLE TO A TRUSTEE OR CUSTODIAL ROTH IRA OWNER]

[If the Owner and the Annuitant are different because the Owner of the Contract is a trustee or custodian under Sections 408(a) and 408A(b) of the Code and pertinent Regulations, in this Section "you" refers to the Annuitant, and your surviving spouse can be named successor Annuitant.]

Terms Applicable to Spousal Continuation

To elect Spousal Continuation your surviving spouse must be Age [85] or younger at the date of your death. Such election shall be made no later than the Payment Transaction Date.


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


Upon your surviving spouse's election to continue the Contract, the Annuity Account Value of the Contract will be reset, as of the date we receive the Beneficiary Requirements described in the Section "Payment Upon Death", to equal the greater of (i) the Annuity Account Value or (ii) the Guaranteed Minimum Death Benefit. Any additional amount of Annuity Account Value will be allocated in accordance with the current allocation instructions on file.

[THE FOLLOWING TEXT WILL APPEAR ONLY FOR SINGLE OWNER CONTRACTS WHEN SPOUSAL CONTINUATION AND AN OPTIONAL RIDER HAS BEEN ELECTED.]

[The effect of death on any optional rider for a Contract with Spousal Continuation is shown in "Effect of Death on any Applicable Optional Rider", See Attachment A to this Endorsement.]

The following Section is added at the end of Part VI:

SECTION 6.04 BENEFICIARY CONTINUATION OPTION

This Section applies only if you die before the Maturity Date, and the Beneficiary named under the "Beneficiary" Section of this Contract is an individual. With the exception of the following paragraph, this Section does not apply to any Beneficiary that is not an individual, and that non-individual Beneficiary's portion of the Death Benefit described in the "Payment Upon Death" Section of this Contract is payable to the Beneficiary.

This Section applies to a non-individual Beneficiary only if it is a "see-through trust". A "see-through trust" is an irrevocable trust, valid under state law, the only beneficiaries of which are individuals, and which trust has met applicable documentation requirements under applicable Regulations as we may determine. If such a "see-through trust" described in Treasury Regulation
Section 1.401(a)(9)-4 Q&A A-5, or any successor Regulation, is the Beneficiary named in the "Beneficiary" Section of this Contract, the individual used as the measuring life for calculating payments is the oldest beneficiary of such trust.

If this Section applies and there is more than one Beneficiary, the Annuity Account Value (or if greater, the Guaranteed Minimum Death Benefit on the Payment Transaction Date we receive all Beneficiary Requirements) will be apportioned among your Beneficiaries as you designate pursuant to the "Beneficiary" Section of this Contract.

If the Beneficiary qualifies to continue this Contract, and we receive that Beneficiary's completed election no later than September 30 of the calendar year following the calendar year of your death and before any contrary election is made, that Beneficiary may continue your Contract pursuant to this Section under the terms set forth in (a) through (i) below. Each such Beneficiary electing to continue his or her portion of the interest in this Contract is a "Continuation Beneficiary". For any Beneficiary who does not timely elect to continue his or her portion of the interest in this Contract, we will pay in a single sum that Beneficiary's share of the Death Benefit pursuant to the "Payment Upon Death" Section of this Contract.

The terms of the Beneficiary Continuation Option are as follows:

      (a) This Contract cannot be assigned and must continue in your name for benefit of your Continuation Beneficiary. The Continuation Beneficiary may not assign his/her portion of the entire interest in this Contract.


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


      (b) The Continuation Beneficiary automatically becomes the successor Annuitant with respect to that Continuation Beneficiary's portion of the entire interest in this Contract. If you have specifically elected under the "Beneficiary" Section of this Contract that we not separately account for each Beneficiary's portion of the interest in this Contract, the oldest Continuation Beneficiary will be the successor Annuitant used as the measuring life for purposes of calculating the Required Minimum Distribution payments in the Section, "Required Minimum Distribution Rules-Payments After Your Death".

      (c) If the Annuity Account Value is less than the Guaranteed Minimum Death Benefit on the Payment Transaction Date we receive all Beneficiary Requirements, then we will reset such Annuity Account Value to equal such Guaranteed Minimum Death Benefit (plus the amount attributable to any optional enhanced Death Benefit Rider), and the Continuation Beneficiary's portion of the entire interest in this Contract will be determined after any such reset.

      (d) The Continuation Beneficiary may transfer amounts among the Investment Options with respect to that Continuation Beneficiary's portion of the entire interest in this Contract.

      (e) The Continuation Beneficiary cannot make any additional Contributions to this Contract.

      (f) Distributions to the Continuation Beneficiary with respect to that Continuation Beneficiary's portion of the entire interest in this Contract will be made in accordance with requirements described in the Section, "Required Minimum Distribution Rules-Payments After Your Death".

      (g) The Beneficiary Continuation Option is designed to pay out at least annually the post-death Required Minimum Distribution payment calculated for a Continuation Beneficiary's portion of the entire interest in this Contract. If a Continuation Beneficiary elects to take all or part of any such Required Minimum Distribution payment from another of your Roth individual retirement arrangements under which you also designated that Continuation Beneficiary as beneficiary, as described in the Section, "Required Minimum Distribution Rules-Payments After Your Death", in order for us to suspend such payment, that Continuation Beneficiary must give us advance notice in accordance with our procedures at the time.

      (h) A Continuation Beneficiary may withdraw the Annuity Account Value apportioned to such Continuation Beneficiary at any time;


      (i) Upon a Continuation Beneficiary's death, we will make a single sum payment to the person designated by the deceased Continuation Beneficiary to receive that deceased Continuation Beneficiary's portion of the Annuity Account Value, if any remains. In the alternative, the deceased Continuation Beneficiary's designated beneficiary may elect to continue the payment method originally elected by the deceased Continuation Beneficiary in accordance with paragraph (1) or (2) of the Section, "Required Minimum Distribution Rules-Payments After Your Death".

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


PART VII - ANNUITY BENEFITS is changed to:

"ANNUITY BENEFITS AND REQUIRED MINIMUM DISTRIBUTIONS"

The following new Section is added at the end of Part VII:

SECTION 7.08 REQUIRED MINIMUM DISTRIBUTION RULES--PAYMENTS AFTER YOUR DEATH

This Contract is subject to the "Required Minimum Distribution" rules of Sections 408(b) and 401(a)(9) of the Code, including the Treasury Regulations that apply. To the extent that any payment, benefit, or distribution options available to you under this Contract conflict with the Code, the Code requirements prevail.

No amount is required to be distributed prior to your death.

Notwithstanding any provision of this Contract to the contrary, the distribution of your interest in this Contract will be made in accordance with the requirements of Section 408(b)(3) of the Code, as modified by Section 408A(c)(5) of the Code and the Treasury Regulations thereunder, the provisions of which are herein incorporated by reference. Prior to the date that this Contract is annuitized, distribution of your "entire interest" in this Contract, described below in this Section, must satisfy the requirements of Section 408(a)(6) of the Code, as modified by Section 408A(c)(5) of the Code, and the Treasury Regulations thereunder.

Upon your death your entire interest in this Contract will be distributed at least as rapidly as follows:

      (1) If your designated Beneficiary is someone other than your surviving spouse as described in the immediately following paragraph, your entire interest in this Contract will be distributed, starting by the end of the calendar year following the calendar year of your death, over the remaining life expectancy of the designated Beneficiary, with such life expectancy determined using the age of the Beneficiary as of his or her birthday in the year following the year of your death. In the alternative, the Beneficiary may elect to take distribution of your entire interest in this Contract in accordance with paragraph (3) below in this Section.

      (2) If your sole designated Beneficiary is your surviving spouse, your entire interest in this Contract will be distributed, starting by the end of the calendar year following the calendar year of your death (or by the end of the calendar year in which you would have attained age 70 1/2, if later), over such surviving spouse's life expectancy. In the alternative, your surviving spouse may elect to take distribution of your entire interest in this Contract in accordance with paragraph
          (3) below in this Section. If your surviving spouse dies before these required distributions commence to him or her, your remaining interest in this Contract will be distributed, starting by the end of the calendar year following the calendar year of your surviving spouse's death, over your spouse's designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of your spouse. In the alternative, that beneficiary may elect to take distribution of your entire interest in this Contract in accordance with paragraph (3) below in this Section. If your surviving spouse dies after these required distributions commence to him or her, any remaining

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


          interest in this Contract will continue to be distributed under the Annuity Benefit or other option chosen under this Contract.

      (3) If there is no individual designated as Beneficiary, or if the applicable Beneficiary chooses this alternative, your entire interest in this Contract will be distributed by the end of the calendar year containing the fifth anniversary of your death (or of your surviving spouse's death in the case of the surviving spouse's death before distributions are required to begin under paragraph (2) in this Section above).

      (4) Life expectancy is determined using the Single Life Table in Q&A-1 of Treasury Regulation Section 1.401(a)(9)-9 or any successor Regulation. If distributions are being made to a surviving spouse as the sole designated Beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary's age in the year specified in paragraph (1) or (2) in this Section above and reduced by 1 for each subsequent year.

Your "entire interest" in this Contract includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of Treasury Regulation Section 1.408-8 or any successor Regulation and, in addition to the dollar amount credited, the actuarial present value of any additional benefits provided under this Roth IRA contract, such as guaranteed death benefits.

For purposes of paragraph (2) above, required distributions are considered to begin commence on the date distributions are required to begin to your surviving spouse under paragraph (2). However, if distributions start on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of Treasury Regulation Section 1.401(a)(9)-6 or any successor Regulation, prior to the applicable date in the preceding sentence, then required distributions are considered to commence on the annuity starting date.

If the sole designated Beneficiary is your surviving spouse, and Spousal Continuation option described in the Section, "Payment Upon Death" is in effect, distribution of your interest in this Contract need not be made until after your surviving spouse's death.

Potential aggregation with your Roth individual retirement arrangements. In the circumstances described in this paragraph, a Beneficiary who is also your designated beneficiary under at least one other of your Roth individual retirement arrangements may choose to take the post-death required minimum distribution payments calculated for this Contract in the manner specified in paragraph (1) or (2) of this Section above for the Beneficiary's portion of the entire interest in this Roth IRA contract from another of your Roth individual retirement arrangements in accordance with Treasury Regulation Section 1.408-8, Q&A A-9. We may request that a Beneficiary document eligibility to take withdrawals from another of your other Roth individual retirement arrangements. This choice does not apply if your Beneficiary has elected the alternative calculation method to take distribution of the portion of the entire interest in this Contract under paragraph (3) of this Section above. The post-death Required Minimum Distribution must be calculated separately for each Roth IRA. The separately calculated amounts may then be totaled and the total distribution taken from any one or more of the individual's Roth IRAs held as a beneficiary of the same decedent and which are being distributed under the life expectancy rule in Section 401(a)(9)(B)(iii) or (iv) of the Code. Such amounts may not be aggregated with amounts held in Roth IRAs that the Beneficiary holds as the Roth IRA owner or as the beneficiary of


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                                      10
another decedent. Distributions from traditional IRAs will not satisfy the distribution requirements applicable to Roth IRAs or section 403(b) accounts or contracts and distributions from Roth IRAs or section 403(b) contracts or accounts will not satisfy the distribution requirements from traditional IRAs.

PART IX - GENERAL PROVISIONS

SECTION 9.02 STATUTORY COMPLIANCE

The following is added at the end of the existing Section:

If this Contract fails to qualify as a Roth individual retirement annuity under Sections 408(b) and 408A(b) of the Code, we will have the right to terminate this Contract. We may do so, upon receipt of notice of such fact, before the Maturity Date. In that case, we will pay the Annuity Account Value less a deduction for the part which applies to any Federal income tax payable by you which would not have been payable with respect to an individual retirement annuity which meets the terms of Sections 408(b) of the Code.

However, we may also, at your request, transfer the Annuity Account Value to another annuity contract issued by an affiliate, subsidiary or us.

SECTION 9.04 REPORTS AND NOTICES

The following is added at the end of the existing Section:

We will send you a report as of the end of each calendar year showing the status of this Contract and any other reports required by the Code. We will also send to you information on Required Minimum Distributions as is prescribed by the Commissioner of Internal Revenue.

SECTION 9.05 CHANGE IN OWNER

The existing Section is replaced by the following:

The Ownership of this Roth IRA Contract cannot be changed.

[APPLICABLE TO A TRUSTEE OR CUSTODIAL IRA OWNER]

[Where this Contract is purchased to fund a Roth individual retirement account under Sections 408(a) and 408A(b) of the Code, the Owner may be a trustee or custodian meeting the requirements of those Sections and pertinent Regulations. The Annuitant must be the individual for whose benefit the Roth individual retirement account is maintained. If the Owner of this Roth IRA Contract is a trustee or custodian of a Roth individual retirement account under Sections 408(a) and 408A(b) of the Code, the Owner may be changed to a different trustee or custodian of a Roth individual retirement account under Sections 408(a) of the Code and 408A(b) of the Code benefiting the Annuitant. In the alternative, the ownership may be changed to the Annuitant. When the Annuitant is the Owner, any provisions of this Endorsement relating to trustee or custodial ownership have no effect.]

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


SECTION 9.06 ASSIGNMENTS AND TRANSFERABILITY

The existing Section is replaced by the following:

You may not transfer this Contract.

No portion of your interest in this Contract or your rights under this Contract may be sold, assigned, pledged or transferred to any person other than the issuer of this Contract, or discounted, encumbered or pledged as collateral for a loan or as security for the performance of an obligation.


AXA EQUITABLE LIFE INSURANCE COMPANY
[                                             [

/s/                                           /s/
-------------------------                     ----------------------------------
Mark Pearson,                                 Karen Field Hazin, Vice President,
Chairman of the Board and                     Secretary and Associate
Chief Executive Officer ]                     General Counsel]




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


                                  ATTACHMENT A

[THE FOLLOWING TEXT WILL APPEAR ONLY FOR SINGLE OWNER CONTRACTS WHEN THE APPLICABLE OPTIONAL RIDER HAS BEEN ELECTED.]

Single Owner Contract if Spousal Continuation is elected:

[APPLICABLE IF AN OPTIONAL GUARANTEED MINIMUM DEATH BENEFIT RIDER IS ELECTED]

[EFFECT OF DEATH ON THE GUARANTEED MINIMUM DEATH BENEFIT ("GMDB") RIDER]

If the surviving spouse is age [75] or younger on the date of death of the original Owner, and the Owner was age [84] or younger at death, a GMDB that by its terms accumulates to Owner age [85] will instead accumulate to the Contract Date Anniversary following the [85th] birthday of the surviving spouse.

If the surviving spouse is age [75] or younger on the date of death of original Owner and the Owner was [85] or older at death, we will reinstate the GMDB you elected. The GMDB will continue to grow according to its terms until the Contract Date Anniversary following the date the surviving spouse reaches age [85].

If the surviving spouse is age [76] or over on the date of the Owner's death, the value of the optional GMDB elected by the original Owner will be frozen as of the date of the Owner's death and adjusted for any Contributions and withdrawals, and its charge will be discontinued.

If the optional GMDB continues, the GMDB/Guaranteed Minimum Income Benefit roll up benefit base reset, if applicable, will be based on the surviving spouse's age. The next available reset will be based on the contract issue date or last reset, as applicable.]

[APPLICABLE ONLY IF THE OPTIONAL EARNINGS ENHANCEMENT BENEFIT DEATH BENEFIT RIDER IS ELECTED]

[EFFECT OF DEATH ON THE EARNINGS ENHANCEMENT BENEFIT DEATH BENEFIT RIDER

The Earnings Enhancement Benefit Death Benefit Increment accrued as of the date we receive due proof of the original Owner's death will be added to the Annuity Account Value (in addition to any amount of accrued GMDB that is added). If the surviving spouse is age [76] or older on the date of the Owner's death, the benefit does not remain in effect and the Earnings Enhancement Benefit Death Benefit charge no longer applies. If the Death Benefit is payable under the Contract, the Earnings Enhancement Benefit Death Benefit will also be paid in accordance with its terms. If the surviving spouse elects to continue the Contract and become the sole Owner and is age [75] or younger on the date of the original Owner's death, then the Earnings Enhancement Benefit Death Benefit rider will remain in effect in accordance with its terms and the following:

The surviving spouse's age at the Owner's date of death will determine the Earnings Enhancement Benefit Death Benefit Increment applicable upon the surviving spouse's death. The Earnings Enhancement Benefit Death Benefit Increment is then frozen on the Contract Date Anniversary following the surviving spouse's [85]th birthday.

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


If the Earnings Enhancement Benefit Death Benefit Increment had been frozen because the Owner had attained age [85], we will restore the benefit if the surviving spouse is age [75] or younger as of the date of the Owner's death.

The total amount of the new Annuity Account Value, including any amounts added because of the GMDB and the Earnings Enhancement Benefit Death Benefit Increment will be the new Earnings Enhancement Benefit Contributions under the Earnings Enhancement Benefit Death Benefit Rider for purposes of the Earnings Enhancement Benefit Death Benefit Increment payable upon the surviving spouse's death.]

[APPLICABLE ONLY IF THE OPTIONAL GUARANTEED MINIMUM INCOME BENEFIT IS ELECTED]

[EFFECT OF DEATH ON THE GUARANTEED MINIMUM INCOME BENEFIT ("GMIB") RIDER

The GMIB features on the Contract Date are based on the Owner's age. If the Owner dies and the surviving spouse elects to become Owner in accordance with the provisions of this benefit, and is age [84] or younger at the time the Owner died, the GMIB crediting continues until the Contract Date Anniversary following the surviving spouse's [85]th birthday unless the benefit cannot be continued as described below. If GMIB crediting had stopped due to the Owner having attained age [85], we do not reinstate GMIB crediting for the surviving spouse and the GMIB charge no longer applies.

The age and Contract Date Anniversary limitations applicable to exercise of GMIB are based on (i) the surviving spouse's age at the Owner's date of death and
(ii) the original Contract Date. If the Owner dies and the surviving spouse is age [85] or older or will be over age [85] before the first GMIB exercise date, the benefit does not remain in effect and the charge no longer applies.

If your Rider has converted to a Guaranteed Withdrawal Benefit for Life Rider, the provisions applicable to Payment Upon Death under the Rider are fully described therein.]



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